SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

Pluralsight, Inc.

(Name of Registrant as Specified In Its Charter)

Eminence Capital, LP
Ricky C. Sandler

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS PLURALSIGHT SHAREHOLDERS VOTE AGAINST PROPOSED TRANSACTION WITH VISTA EQUITY PARTNERS

Eminence Reiterates Independent Recommendation and Urges Pluralsight Shareholders to VOTE AGAINST the Vista Transaction at the Special Meeting Scheduled for March 2

NEW YORK – February 17, 2021 – Eminence Capital, LP (“Eminence”), the beneficial owner of approximately 6 million shares of Class A Common Stock of Pluralsight, Inc. (“Pluralsight” or the “Company”) (NYSE: PS), representing approximately 4.85% of the Company’s outstanding shares, today announced that Institutional Shareholder Services Inc. (ISS), the nation’s leading independent proxy advisory firm has recommended that Pluralsight shareholders VOTE AGAINST the proposed transaction with Vista Equity Partners at the Company’s Special Meeting scheduled for March 2.

Ricky Sandler, Eminence’s Chief Executive Officer and Chief Investment Officer, said, “The ISS recommendation underscores our strong belief that Pluralsight conducted a deeply flawed and highly manipulated sales process designed to benefit management and Vista Equity Partners at the expense of Pluralsight shareholders. We encourage all shareholders to follow the recommendation put forth by ISS and VOTE AGAINST the Vista transaction at the Special Meeting.”

In making its recommendation AGAINST the proposed transaction ISS noted*:

•	“The sale process is rife with examples of different treatment for Vista Equity Partners vis a vis the other potential acquirors.”

•	“The sale process was degraded by a reconstituted transaction committee with insufficient M&A experience, a decision-making approach that incorporated conflicted input, and an unequal playing field that did not promote increased shareholder value.”

•	“Because the current market values of comparable publicly traded companies indicate that PS shares are worth as much as, or more than, the proffered $20.26 per share, the current terms of the proposed offer are not sufficiently attractive vs. a standalone scenario.”

•	“All things considered, even with the uncertainty regarding standalone value in the midst of a pandemic, shareholders should be much more comfortable with remaining standalone than with accepting the transaction proposal that resulted from this sale process.”

•	“In light of concerns regarding the sale process, an uncompelling valuation, and limited apparent downside risk of rejection, shareholders are advised to vote against the proposed transaction.”

Eminence encourages all Pluralsight shareholders to vote proxies for the Special Meeting scheduled for March 2 “AGAINST” the Vista transaction.

*Eminence has neither sought nor obtained consent from ISS to use previously published information in this press release.

Important Information

Eminence Capital, LP (“Eminence”) and Ricky C. Sandler (collectively, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of GOLD proxy to be used in connection with the solicitation of proxies from the shareholders of Pluralsight, Inc. (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings are contained in the revised preliminary proxy statement on Schedule 14A filed by the Participants with the SEC on February 16, 2021. This document is available free of charge from the source indicated above.

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Eminence disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results. Eminence has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties.  Except as otherwise expressly stated herein, any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

About Eminence Capital, LP

Eminence is a global asset management firm founded in 1999 that currently manages approximately $7.8 billion. Eminence’s investment approach is anchored in bottom up fundamental research seeking to identify “quality value” investment opportunities that are likely to undergo a positive change in investor perception.

Contacts:

Media:

Jonathan Gasthalter/Grace Cartwright

Gasthalter & Co.

(212) 257-4170

Investors:

Bruce Goldfarb/Chuck Garske

Okapi Partners LLC

(212) 297-0720